UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 17, 2011, Panera, LLC (“Panera”), a wholly-owned subsidiary of Panera Bread Company (the “Company”), entered into a Memorandum of Agreement regarding the proposed settlement of the class action lawsuits against Panera by plaintiffs Nick Sotoudeh and Gabriella Brizuela (filed in the California Superior Court, Contra Costa County) and plaintiff David Carter (filed in the California Superior Court, San Bernardino County), which lawsuits were disclosed by the Company in its most recent periodic filing on Form 10-Q. The plaintiffs' complaints, filed in 2009 and 2011, respectively, alleged, among other things, violations of the California Labor Code, failure to pay overtime, failure to provide meal and rest periods and termination compensation and violations of California's Unfair Competition Law.

The Company has denied liability and wrongdoing of any kind with respect to any claims of the plaintiffs and makes no admission of any wrongdoing in connection with the proposed settlement.

While the proposed settlement is conditioned upon final approval by the California Superior Court, the Company has now reserved $5 million for the payment of claims under the proposed settlement. This reserve was not included in the Company's October 25, 2011 fourth quarter guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: November 21, 2011	By:	/s/ Jeffrey W. Kip
	Name:	Jeffrey W. Kip
	Title:	Executive Vice President,
Chief Financial Officer